As filed with the Securities and Exchange Commission on November 30, 2020

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________

FLOTEK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	90-0023731
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

8846 N. Sam Houston Parkway W.
Houston, Texas 77064
(713) 849-9911
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
_____________________________

Nicholas J. Bigney
Senior Vice President, General Counsel & Corporate Secretary
Flotek Industries, Inc.
8846 N. Sam Houston Pkwy W.
Houston, Texas 77064
(713) 849-9911
(Name and address, including zip code, and telephone number, including area code, of agent for service of process)
_____________________________

With copies to:

Robert C. Morris
Brandon T. Byrne
Norton Rose Fulbright US LLP
1301 McKinney, Suite 5100
Houston, Texas 77010
(713) 651-5161

_____________________________
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
_____________________________
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with the dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount To Be Registered(1)	Proposed Maximum Aggregate Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)(2)
Common Stock, par value $0.0001 per share	11,500,000	$2.13(3)	$24,495,000	$2,672.40(3)

(1)Pursuant to Rule 416 of the rules and regulations under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.
(2)The registrant previously paid a registration fee of $40,565.00 pursuant to the registrant’s registration statement on Form S-3 (No. 333-219618) declared effective by the Securities and Exchange Commission on October 11, 2017, and originally filed on August 1, 2017 (the “2017 Registration Statement”). Of the $350,000,000.00 of securities registered under the 2017 Registration Statement, none were sold. In accordance with Rule 457(p) under the Securities Act, the registration fee paid for the unsold securities on the 2017 Registration Statement will be used to offset the current registration fee due. Accordingly, the amount of the registration fee for the securities for sale by the registrant under this registration statement offset entirely by the registration fee previously paid of $40,565.00, and as a result, a filing fee of $0 is being paid herewith.
(3)Pursuant to Rule 457(c) under the Securities Act, the offering price and registration fee are computed based on the average of the high and low prices reported for the registrant’s common stock traded on the New York Stock Exchange on November 27, 2020.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion, dated November 30, 2020
The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
PROSPECTUS

11,500,000 Shares of Common Stock Offered by Selling Stockholders
FLOTEK INDUSTRIES, INC.
____________________________

Up to 11,500,000 shares of our common stock may be offered and sold from time to time by certain selling stockholders identified on page 21 of this prospectus or any supplement to this prospectus. We will not receive any proceeds from the sale of common stock by the selling stockholders. The shares of common stock held by the selling stockholders that are covered by this prospectus may be offered and sold from time to time directly by the selling stockholders or alternatively through underwriters, dealers, or agents. Such shares of common stock may be sold in one or more transactions, at fixed prices, at prevailing market prices at the time of sale, or at negotiated prices.
Our common stock is traded on the New York Stock Exchange under the symbol “FTK.” On November 27, 2020, the closing price of our common stock was $2.09 per share.
The address of our principal executive offices is 8846 N. Sam Houston Parkway W., Houston, Texas 77064. Our phone number is (713) 849-9911.
Investing in our securities involves significant risks. See “Risk Factors” on page 1 of this prospectus, contained in any applicable prospectus supplement, and in the documents incorporated by reference herein and therein for a discussion of the factors you should carefully consider before deciding to purchase our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
_____________________________

The date of this prospectus is .

TABLE OF CONTENTS

Risk Factors 1
Cautionary Note Regarding Forward-Looking Statements 7
About this Prospectus 8
Flotek Industries, Inc. 9
Use of Proceeds 10
Description of Capital Stock 11
Supplemental Financial Information 14
Selling Stockholders 20
Plan of Distribution 24
Where You Can Find More Information 26
Incorporation of Certain Documents by Reference 27
Legal Matters 28
Experts 29

RISK FACTORS
Investing in our securities involves significant risks. Please see the risk factors under the heading “Risk Factors” in any prospectus supplement as well as in our most recent Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q filed subsequent to such Annual Report on Form 10-K, and in our Current Reports on Form 8-K filed subsequent to the end of the fiscal year covered by such Annual Report on Form 10-K, each of which are on file with the Securities and Exchange Commission, or the SEC, and are incorporated by reference in this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented, or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act. For more information see “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.” Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, operating results, cash flows, financial condition, or our securities. These risks, and additional risks not known to us or that we currently believe are immaterial, could materially and adversely affect our business, operating results, cash flows, financial condition, or our securities and could result in a partial or complete loss of your investment.
In addition to the risk factors incorporated by reference, these following risk factors may also adversely affect your investment in our securities:
Risks Related to the Company’s Securities
The market price of our common stock has been and may continue to be volatile.
The market price of our common stock has historically been subject to significant fluctuations. The following factors, among others, could cause the price of our common stock to fluctuate due to:
•variations in our quarterly results of operations;
•changes in market valuations of companies in our industry;
•fluctuations in stock market prices and volume;
•fluctuations in oil and natural gas prices;
•issuances of common stock or other securities in the future;
•additions or departures of key personnel;
•announcements by us or our competitors of new business, acquisitions, or joint ventures; and
•negative statements made by external parties about our business in public forums.
The stock market has experienced significant price and volume fluctuations in recent years that have affected the price of common stock of companies within many industries including the oil and natural gas industry. The price of our common stock could fluctuate based upon factors that have little to do with our operational performance, and these fluctuations could materially reduce our stock price. We could be a defendant in a legal case related to a significant loss of value for the shareholders. This could be expensive and divert management’s attention and our resources, as well as have an adverse effect on our business, operating results, cash flows, financial condition, or our securities.
If we cannot meet the New York Stock Exchange continued listing requirements, the New York Stock Exchange may delist our common stock.

Our common stock is currently listed on the New York Stock Exchange. In the future, if we are not able to meet the continued listing requirements of the New York Stock Exchange, which require, among other things, that the average closing price of our common stock be above $1.00 over 30 consecutive trading days, our common stock may be delisted. If we are unable to satisfy the NYSE criteria for continued listing, its common stock would be subject to delisting. A delisting of its common stock could negatively impact us by, among other things, reducing the liquidity and market price of our common stock, reducing the number of investors willing to hold or acquire our common stock, which could negatively impact our ability to raise equity financing, decreasing the amount of our news and analyst coverage, and limiting our ability to issue additional securities or obtain additional financing in the future. In addition, delisting from the New York Stock Exchange might negatively impact our reputation and, as a consequence, our business, operating results, cash flows, financial condition, or our securities.
An active market for our common stock may not continue to exist or may not continue to exist at current trading levels.
Trading volume for our common stock historically has been very volatile when compared to companies with larger market capitalizations. We cannot presume that an active trading market for our common stock will continue or be sustained. Sales of a significant number of shares of our common stock in the public market could lower the market price of our common stock.
We have no plans to pay dividends on our common stock, and, therefore, investors will have to look to stock appreciation for return on investments.
We do not anticipate paying any cash dividends on our common stock within the foreseeable future. Any payment of future dividends will be at the discretion of our board of directors and will depend, among other things, on our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends, and other considerations deemed relevant by our board of directors. Investors must rely on sales of common stock held after price appreciation, which may never occur, in order to realize a return on their investment. The lack of plans for dividends may make our common stock an unattractive investment for investors who are seeking dividends.
Certain anti-takeover provisions of our certificate of incorporation and applicable Delaware law could discourage or prevent others from acquiring us, which may adversely affect the market price of our common stock.
Our certificate of incorporation and bylaws contain provisions that, among other things:
•permit us to issue, without stockholder approval, shares of preferred stock in one or more series and, with respect to each series, to fix the designation, powers, preferences, and rights of the shares of the series;
•prohibit stockholders from calling special meetings;
•limit the ability of stockholders to act by written consent;
•prohibit cumulative voting; and
•require advance notice for stockholder proposals and nominations for election to our board of directors to be acted upon at meetings of stockholders.
In addition, Section 203 of the Delaware General Corporation Law limits business combinations with owners of more than 15% of our voting stock without the approval of our board of directors. Aforementioned provisions and other similar provisions make it more difficult for a third party to acquire us exclusive of negotiation. Our board of directors could choose not to negotiate with an acquirer deemed not beneficial to or synergistic with our strategic outlook. If an acquirer were discouraged from offering to acquire us or prevented from successfully completing a hostile acquisition by these anti-takeover measures, stockholders could lose the opportunity to sell their shares at a favorable price.

Future issuance of additional shares of our common stock could cause dilution of ownership interests and adversely affect our common stock price.
We are currently authorized to issue up to 140,000,000 shares of common stock. We may, in the future, issue previously authorized and unissued shares of common stock, which would result in the dilution of current stockholders ownership interests. Additional shares are subject to issuance through various equity compensation plans or through the exercise of currently outstanding equity awards. The potential issuance of additional shares of common stock may create downward pressure on the trading price of our common stock. We may also issue additional shares of common stock or other securities that are convertible into or exercisable for common stock in order to raise capital or effectuate other business purposes. Future sales of substantial amounts of common stock, or the perception that sales could occur, could have an adverse effect on the price of our common stock.
We may issue shares of preferred stock or debt securities with greater rights than our common stock.
Subject to the rules of the New York Stock Exchange, our certificate of incorporation authorizes our board of directors to issue one or more additional series of preferred stock and to set the terms of the issuance without seeking approval from holders of our common stock. Currently, there are 100,000 preferred shares authorized, with no shares currently outstanding. Any preferred stock that is issued may rank senior to our common stock in terms of dividends, priority, and liquidation premiums, and may have greater voting rights than holders of our common stock.
Our ability to use net operating loss carryforwards and tax attribute carryforwards to offset future taxable income may be limited.
Under section 382 of the Internal Revenue Code of 1986, as amended, a corporation that undergoes an “ownership change” is subject to limitations on the corporation’s ability to utilize pre-change net operating losses (“NOLs”), and certain other tax attributes to offset future taxable income. In general, an ownership change occurs if the aggregate stock ownership of certain stockholders increases by more than 50 percentage points over such stockholders’ lowest percentage ownership during the testing period (generally three years). An ownership change could limit the corporation’s ability to utilize existing NOLs and tax attribute carryforwards for taxable years including or following an identified “ownership change.” Transactions involving our common stock, even those outside our control, such as purchases or sales by investors, within the testing period could result in an “ownership change.”
In addition, under the Tax Cuts and Jobs Act, the ability to carry back NOLs to prior taxable years is generally eliminated, and while NOLs arising in tax years beginning after 2017 may be carried forward indefinitely, these post-2017 NOLs may only reduce 80% of our taxable income in a tax year. Limitations imposed on the ability to use NOLs and tax credits to offset future taxable income could reduce or eliminate the benefit of the NOLs and tax attributes and could require us to pay U.S. federal income taxes in excess of that which would otherwise be required if such limitations were not in effect. Similar rules and limitations may apply for state income tax purposes.
If securities or industry analysts do not publish research or reports about our business or publish negative reports, our securities prices and trading volumes could decline and affect the price at which you could sell your securities.
The trading market for our securities may be affected by the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If analysts do not cover us on a regular basis or if one or more analysts cease coverage of us or fail to regularly publish reports about us, we could lose visibility in the financial markets, which in turn could cause our securities prices or trading volumes to decline. If one or more of such analysts publish negative reports about us, our securities prices would likely decline. These occurrences could affect the price you could receive from the sale of your securities.
The sale of the securities registered in this offering could cause our stock price to decline.
The sale of a significant amount of securities registered in this offering at any given time could cause the trading price of our common stock or other securities to decline or be highly volatile.

We may issue a substantial amount of securities in connection with future acquisitions, and the sale of those securities could adversely affect the trading price of our common stock or other securities.
As part of our growth strategy, we may issue additional securities, or securities that have rights, preferences, and privileges senior to our other securities. We may file future shelf registration statements with the SEC that we may use to sell securities from time to time in connection with acquisitions. To the extent that we are able to grow through acquisitions and are able to pay for such acquisitions with shares of our common stock or other securities, the number of outstanding shares of common stock or other securities that will be eligible for sale in the future is likely to increase substantially. Persons receiving shares of our common stock or other securities in connection with these acquisitions may be more likely to sell large quantities of their common stock or other securities, which may influence the price of our common stock or other securities. In addition, the potential issuance of additional shares of common stock or other securities in connection with anticipated acquisitions could lessen demand for our common stock or other securities and result in a lower price than would otherwise be obtained.
Supplemental Risks Related to Our Business
Our sanitizer-related business may be materially and negatively affected by uncertain market conditions and Covid-19 related impacts.
The demand for our sanitizer products is dependent on many factors, including human behavior in response to Covid-19 and market participants in the premium sanitizer space. A change in general behavior in response to widespread vaccine availability, relaxed attitudes towards sanitization, unproven consumer reception of our new products, or new entrants into the premium sanitizer market, may materially and adversely affect the demand for our sanitizer products.
Our Data Analytics segment may be materially and negatively affected by government regulations and/or facility disruptions.
The demand for our equipment and services offerings in our Data Analytics segment could be materially affected by additional regulations on the upstream, midstream, and downstream portions of the oil and gas sectors. Additional regulation on oil and gas production, transportation, or processing of hydrocarbons may result in significantly reduced demand for our offerings, either individually or as a result of a decline in the overall oil and gas markets in the United States and abroad. In addition, our products are subject to export control laws and regulations, and changes to those laws and regulations may negatively impact our ability to pursue international opportunities. Disruptions to pipelines and refineries, whether due to regulation, weather, demand, or other factors, may also have a materially adverse effect on our ability to derive revenue from our Data Analytics segment. Adjustments to our Data Analytics segment’s commercial strategy, with a shift towards subscription revenue and away from equipment sales, and the market’s response to that strategy, may materially and adversely affect revenues in the near term, even if the strategic shift is successful, due to longer payback periods on subscription models.
Loss of key suppliers, the inability to secure raw materials on a timely basis, or our inability to pass commodity price increases on to our customers could have a material adverse effect on our ability to service our customers’ needs and could result in a significant loss of customers.
Materials used in servicing and manufacturing operations, as well as those purchased for sale, are generally available on the open market from multiple sources. Acquisition costs and transportation of raw materials to our facilities have historically been impacted by extreme weather conditions. Certain raw materials used by our Chemistry Technologies segment are available only from limited sources; accordingly, any disruptions to critical suppliers’ operations could materially and adversely impact our operations. Prices paid for raw materials could be affected by energy products and other commodity prices; weather and disease associated with our crop dependent raw materials, specifically citrus greening; tariffs and duties on imported materials; foreign currency exchange rates; and phases of the general business cycle and global demand. Our Chemistry Technologies segment secures short and long term supply agreements for most of its critical raw materials from both domestic and international vendors.

The prices of key raw materials are subject to market fluctuations, which at times can be significant and unpredictable. Availability of key raw materials weather events, natural disasters, and health epidemics in countries from which we source our raw materials may significantly impact prices. We may be unable to pass along price increases to its customers, which could result in a materially adverse impact on margins and operating profits. We currently use purchasing strategies designed, where possible, to align the timing of customer demand with our supply commitments. However, we currently do not hedge commodity prices, but may consider such strategies in the future, and there is no guarantee that our purchasing strategies will prevent cost increases from resulting in materially adverse impacts on margins and operating profits.
Our Data Analytics segment is dependent on its ability to source appropriate technical components for its Verax measurement system, certain of which are specialty products that are sole-sourced and are not easily replaceable with other sources. Any inability to source appropriate components in the future could result in significant difficulty supplying equipment or services to our customers.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These statements relate to our expectations for future events and time periods. All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements, including, but not limited to, statements regarding:
•future financial performance and growth targets or expectations;
•market and industry trends and developments; and
•the benefits of our completed and future merger, acquisition, and disposition transactions.
You can identify these and other forward-looking statements by the use of words such as “aim,” “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “might,” “will,” “should,” “would,” “could,” “potential,” “future,” “continue,” “ongoing,” “forecast,” “budget,” “project,” “scheduled,” “target,” and similar expressions, and variations or negatives of these words.
These forward-looking statements are based on information available to us as of the date of this prospectus and our current expectations, forecasts, and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. Future performance cannot be ensured. Actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include, without limitation, competitive factors, general economic conditions, customer relations, relationships with suppliers, employee turnover, fluctuations in oil and natural gas prices, governmental regulation and supervision, litigation, seasonality, distribution networks, product introduction and acceptance, technological change, changes in accounting principles or interpretations, changes in industry practices, onetime events, the impact of acquisitions, joint ventures, or divestitures, the impact of Covid-19, and other risks referenced from time to time in our past and future filings with the SEC, including in our most recent Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q filed subsequent to our most recent Annual Report on Form 10-K, and in our Current Reports on Form 8-K filed subsequent to the end of the fiscal year covered by our most recent Annual Report on Form 10-K. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, or intended.
You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus. Except as required by law, we do not undertake any obligation to update or release any revisions to these forward-looking statements to reflect any events or circumstances, whether as a result of new information, future events, changes in assumptions, or otherwise, after the date of this prospectus. All forward-looking statements, expressed or implied, included or incorporated by reference in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under this shelf process, this prospectus may be used from time to time by the selling stockholders to sell up to 11,500,000 shares of our common stock as described herein and under the heading “Selling Stockholders.” The shares of our common stock being offered by the selling stockholders pursuant to this prospectus were acquired upon the consummation of our acquisition of the ownership interests of JP3 Measurement, LLC, a privately-held data and analytics technology company, on May 18, 2020. The shares of common stock issued in the acquisition were privately placed under Section 4(a)(2) of the Securities Act, and remain subject to certain lock-up restrictions until December 31, 2020. Any prospectus supplement may include a discussion of any risk factors or other special considerations that apply to our common stock. The prospectus supplement may also add, supplement, change, update, supersede, or amend information included in this prospectus. You should carefully read both this prospectus, any prospectus supplement, any free writing prospectus that we authorize to be distributed to you, and any information incorporated by reference into the foregoing, together with additional information described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” before investing in any of the securities offered under this prospectus.

We have not authorized anyone to give you any additional information different from that contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus provided in connection with an offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted.
We have not authorized anyone to give you any additional information different from that contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus provided in connection with an offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents.
The information contained in this prospectus, in any prospectus supplement, or in any document incorporated by reference in the foregoing is accurate only as of the date of such document containing such information, regardless of when this prospectus or any prospectus supplement is delivered or when any sale of our securities occurs.  Our business, operating results, cash flows, financial condition, or prospects may have changed since that date. If there is any inconsistency between the information in this prospectus, in any prospectus supplement, or in any document incorporated by reference in the foregoing, you should rely on the information in the document with the most recent date.
This prospectus is not an offer to sell or solicitation of an offer to buy our securities in any circumstances under which or jurisdiction in which the offer or solicitation is unlawful.  Unless the context otherwise indicates, the terms “the Company,” “we,” “our,” “ours,” and “us” refer to Flotek Industries, Inc. and its consolidated subsidiaries. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires. In this prospectus, we sometimes refer to the common stock as the “securities.”

FLOTEK INDUSTRIES, INC.
We are a global, technology-driven chemistry and data company that develops and supplies engineered chemistry solutions, equipment, data and analytical services to industrial, commercial and consumer markets. Our common stock trades on the New York Stock Exchange under the symbol “FTK.” We have two operating segments: Chemistry Technologies and Data Analytics. Both segments are supported by our continuing Research and Innovation advanced laboratory capabilities.
Chemistry Technologies
Our Chemistry Technologies segment includes specialty chemistries, logistics and technology services. We design, develop, manufacture, package, distribute, deliver, and market reservoir-centric fluid systems, including specialty and conventional chemistries, for use in oil and gas well drilling, cementing, completion, remediation, and stimulation activities designed to maximize recovery in both new and mature fields. Customers of this product line of the Chemistry Technologies business segment include major integrated oil and gas companies, oilfield services companies, independent oil and gas companies, pressure-pumping service companies, national and state-owned oil companies, and international supply chain management companies.
In the second quarter of 2020, we launched a line of sanitizers and disinfectants for commercial and personal consumer use. These products build on our historical expertise in chemistry and leverage its infrastructure, personnel, competencies, supply chain, research, and historic consumer market experiences yielding a competitive product offering in this rapidly growing segment. Given the increase in global demand for sanitizer products due to Covid-19, our concentration of customers is shifting and diversifying, which helps to reduce credit and business risk.
Data Analytics
Our Data Analytics segment, created in conjunction with the acquisition of JP3 Measurement, LLC, includes the design, development, production, sale and support of equipment and services that create and provide valuable information about the composition of its energy customers’ hydrocarbon streams. JP3 is continuing its transition to a Data-as-a-Service (DaaS) subscription model of selling data generated by its line of Verax analyzers, deployed remotely “at the edge” across the oil and gas sector, and software services via its cloud-based Viper software platform. JP3 creates and sells data systems and analytics services into the oil and gas market. We sell equipment with a software license and (DaaS) subscriptions. The data is provided in real time, every fifteen seconds, at the point-of-use and via the cloud, to end use customers. This composition and physical properties information increases efficiency and decreases operating costs for producers, midstream operators, refiners and distribution companies.
The customers of JP3 span across the entire market, from production upstream to midstream facilities to refineries and distribution networks. To date, JP3 has focused sales solely on North American markets. The Data Analytics segment provides real-time hydrocarbon composition data that helps its customers generate additional profit by enhancing blending, increasing efficiencies of towers, enabling automation and robotization of fluid handling, and reducing losses due to give-away.
Research and Innovation
Flotek Research and Innovation supports both of the foregoing segments through formulations, technical support, basin & reservoir studies, data analytics, and new technology projects. The purpose of the organization is to supply the segments with enhanced products and services that generate current and future revenues, while advising company management on opportunities concerning technology, environmental, and industry trends. The Research and Innovation facilities support advances in chemistry performance, detection, optimization, and manufacturing. Our corporate office is located at 8846 N. Sam Houston Parkway W., Houston, Texas 77064. Our phone number is (713) 849-9911 and our website address is www.flotekind.com. Information contained on our website does not constitute part of this prospectus or any prospectus supplement.

USE OF PROCEEDS
The common stock to be offered and sold pursuant to this prospectus will be offered and sold by the selling stockholders. We will not receive any proceeds in connection with the sale of any common stock offered by the selling stockholders. The selling stockholders will pay expenses of the selling stockholders incurred in connection with the sale of common stock from time to time.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the material terms of our common stock and preferred stock, certain provisions of our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and our Second Amended and Restated Bylaws (the “Bylaws”), and certain provisions of Delaware law. This summary does not purport to be complete and is qualified in its entirety by the full text of our Certificate of Incorporation and Bylaws and by such provisions of Delaware law. We encourage you to review complete copies of our Certificate of Incorporation and Bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. References in this section to the “Company,” “we,” “us,” and “our” refer to Flotek Industries, Inc. and not to any of its subsidiaries.
Authorized Capitalization
Our authorized capital stock consists of:
•140,000,000 shares of common stock, $0.0001 par value; and
•100,000 shares of preferred stock, $0.0001 par value.
Common Stock
Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Because holders of common stock do not have cumulative voting rights, the holders of a majority of the shares of common stock can elect all of the members of our board of directors standing for election. The holders of common stock are entitled to receive dividends as may be declared by our board of directors. Upon our liquidation, dissolution, or winding up, and subject to any prior rights of outstanding preferred stock, the holders of our common stock will be entitled to share pro rata in the distribution of all of our assets available for distribution to our stockholders after satisfaction of all of our liabilities and the payment of the liquidation preference of any preferred stock that may be outstanding. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable. The holders of our common stock have no preemptive or other subscription rights to purchase our common stock.
Preferred Stock
Subject to the provisions of the Certificate of Incorporation and limitations prescribed by law, our board of directors has the authority to issue up to 100,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, and restrictions of the preferred stock, including dividend rights, dividend rates, conversion rates, voting rights, terms of redemption, redemption prices, liquidation preferences, and the number of shares constituting any series or the designation of the series, which may be superior to those of the common stock, without further vote or action by the stockholders.
One of the effects of undesignated preferred stock may be to enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger, or otherwise and, as a result, protect the continuity of our management. The issuance of shares of the preferred stock under our board of directors’ authority described above may adversely affect the rights of the holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference, or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock or may otherwise adversely affect the market price of the common stock.
Liability and Indemnification of Officers and Directors
Our Certificate of Incorporation and Bylaws provide that indemnification shall be to the fullest extent permitted by the DGCL for all current or former directors or officers of the Company. As permitted by the DGCL, the Certificate of Incorporation provides that directors of the Company will not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent of the law of the

State of Delaware. If the DGCL is amended to authorize the further elimination or limitation of directors’ liability, then the liability of our directors will automatically be limited to the fullest extent provided by law.
We have also agreed to obtain and maintain director and officer liability insurance for the benefit of each of our officers and directors. These policies include coverage for losses for wrongful acts. Each of our officers and directors is named as an insured under such policies and provided with the same rights and benefits as are accorded to the most favorably insured of our directors and officers.
Delaware Anti-Takeover Law, Certificate of Incorporation and Bylaw Provisions
We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.
Section 203 defines a “business combination,” among other things, as a merger, asset sale, or other transaction resulting in a financial benefit to the interested stockholders. Section 203 defines an “interested stockholder” as a person who, together with affiliates and associates, owns, or, in some cases, within three years prior, did own, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between us and an interested stockholder is prohibited unless:
•our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder prior to the date the person attained the status;
•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers and employee stock plans, under which employee participants do not have the right to; or
•the business combination is approved by our board of directors on or subsequent to the date the person became an interested stockholder and authorized at an annual or special meeting of the stockholders by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.
This provision has an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock. With approval of our stockholders, we could amend our Certificate of Incorporation or Bylaws in the future to elect not to be governed by the anti-takeover law. This election would generally be effective 12 months after the adoption of the amendment and would not apply to any business combination between us and any person who became an interested stockholder on or before the adoption of the amendment.
Provisions of Our Certificate of Incorporation and Bylaws
Our Certificate of Incorporation and Bylaws provide that any action required or permitted to be taken by our stockholders may be taken at a duly called meeting of stockholders or by written consent of the holders of all of the outstanding stock entitled to vote on such action. Under Delaware law, the power to adopt, amend, or repeal Bylaws is conferred upon the stockholders. A corporation may, however, in its Certificate of Incorporation also confer upon the board of directors the power to adopt, amend, or repeal its bylaws. Our Certificate of Incorporation and Bylaws grant our board the power to adopt, amend, and repeal our Bylaws on the affirmative vote of a majority of the directors then in office. Our stockholders may adopt, amend, or repeal our Bylaws, but only at any regular or special meeting of stockholders by the holders of not less than a majority of the outstanding shares of stock entitled to vote. Also, our Bylaws do not grant our stockholders the ability to call special meetings of stockholders. Advance notice is required for stockholders to nominate directors or to submit proposals for consideration at meetings of stockholders.

The foregoing provisions of our Certificate of Incorporation and Bylaws and the provisions of Section 203 of the DGCL could have the effect of delaying, deferring, or preventing a change in control of the Company.
Exclusive Forum Provision
Our Bylaws provide that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or to the Company’s stockholders, (c) any action arising pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws (as either may be amended from time to time), or (d) any action asserting a claim against the Company governed by the internal affairs doctrine.
Listing of Common Stock
Our common stock is currently listed on the New York Stock Exchange under the symbol “FTK.”
Transfer Agent and Registrar
The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company, LLC.

SUPPLEMENTAL FINANCIAL INFORMATION
Set forth below is information from Note 18 (Revision of Prior Financial Statements) to the condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 and Note 21 (Revision of Prior Financial Statements) to the condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020, each of which were previously filed with the SEC and are incorporated into this prospectus by reference:

Revision of Prior Financial Statements as previously disclosed in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020:

During the review of the Consolidated Balance Sheet during the three months ended March 31, 2020, management noted two separate errors that impact prior periods as follows:
•Trademarks and brand names with a carrying value of $2.8 million that were transferred in the sale of Florida Chemical to ADM on February 28, 2019 were not removed from the Consolidated Balance Sheet at the time of the sale.
•Gross profit in intercompany inventory was not properly relieved and recorded as a reduction in cost of sales when the related inventory was sold to third parties.

The revisions discussed above impacted the financial statements as follows (in thousands):

	As of March 31, 2019
	As previously reported	Revisions	As revised
Inventories, net	$34,358	$1,019	$35,377
Other intangible assets, net	24,978	(2,760)	22,218
Total Assets	282,792	(1,741)	281,051
Total Liabilities and Stockholders' Equity	282,792	(1,741)	281,051

	For the three months ended March 31, 2019
	As previously reported	Revisions	As revised
Operating expenses	$44,599	$(631)	$43,968
Income tax benefit	774	(463)	311
Loss from continuing operations	(15,380)	168	(15,212)
Income from discontinued operations, net of tax	48,372	(2,298)	46,074
Net income	32,992	(2,130)	30,862

	As of June 30, 2019
	As previously reported	Revisions	As revised
Inventories, net	$26,442	$ 1,204	$27,646
Other intangible assets, net	24,290	(2,760)	21,530
Total Assets	263,816	(1,556)	262,260
Total Liabilities and Stockholders' Equity	263,816	(1,556)	262,260

	For the three months ended June 30, 2019			For the six months ended June 30, 2019
	As previously reported	Revisions	As revised	As previously reported	Revisions	As revised
Operating expenses	$38,306	$(185)	$38,121	$82,905	$(816)	$82,089
Income tax benefit	192	-	192	966	(463)	503
Loss from continuing operations	(12,990)	185	(12,805)	(28,370)	353	(28,017)
(Loss) income from discontinued operations, net of tax	(1,608)	-	(1,608)	46,764	(2,298)	44,466
Net (loss) income	(14,598)	185	(14,413)	18,394	(1,945)	16,449

	As of September 30, 2019
	As previously reported	Revisions	As revised
Inventories, net	$24,333	$1,271	$25,604
Other intangible assets, net	23,578	(2,760)	20,818
Total Assets	249,357	(1,489)	247,868
Total Liabilities and Stockholders' Equity	249,357	(1,489)	247,868

	For the three months ended September 30, 2019			For the nine months ended September 30, 2019
	As previously reported	Revisions	As revised	As previously reported	Revisions	As revised
Operating expenses	$23,689	$(67)	$23,622	$106,594	$(883)	$105,711
Income tax benefit	191	-	191	1,157	(463)	694
Loss from continuing operations	(11,227)	67	(11,160)	(39,597)	420	(39,177)
Income from discontinued operations, net of tax	117	-	117	46,881	(2,298)	44,583
Net (loss) income	(11,110)	67	(11,043)	7,284	(1,878)	5,406

	As of December 31, 2019
	As previously reported	Revisions	As revised
Inventories, net	$21,697	$1,513	$23,210
Other intangible assets, net	23,083	(2,760)	20,323
Total Assets	231,847	(1,247)	230,600
Total Liabilities and Stockholders' Equity	231,847	(1,247)	230,600

	For the three months ended December 31, 2019			For the year ended December 31, 2019
	As previously reported	Revisions	As revised	As previously reported	Revisions	As revised
Operating expenses	$42,631	$(242)	$42,389	$149,225	$(1,125)	$148,100
Income tax (expense) benefit	(956)	-	(956)	201	(463)	(262)
Loss from continuing operations	(37,138)	242	(36,896)	(76,735)	662	(76,073)
(Loss) income from discontinued operations, net of tax	(2,425)	-	(2,425)	44,456	(2,298)	42,158
Net loss	(39,563)	242	(39,321)	(32,279)	(1,636)	(33,915)

Management evaluated the impact on previously issued financial statements and concluded the impact was not material.

Revision of Prior Financial Statements as previously disclosed in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020:

During preparation of June 30, 2020 financial statements, two additional errors impacting the prior financial statements were identified, as follows:
•Currency Translation Adjustment and Other Comprehensive Income of $1.1 million was not recognized in earnings in connection with the dissolution of the Company’s wholly owned foreign entity, PetroValve International in 2015.
•Cash flow presentation relating to proceeds received from the sale of FCC (which occurred in the first quarter of 2019) and subsequent release of escrow amounts in subsequent periods that were improperly classified between operating and investing activities.
Consolidated Balance Sheets - The revision relating to currency translation discussed above had no impact on total stockholders’ equity, but impacted the components of stockholders’ equity as follows (in thousands):

	As of December 31, 2018
	As previously reported	Revisions	As revised
Accumulated other comprehensive loss	$(1,116)	$1,147	$31
Retained earnings (accumulated deficit)	(107,176)	(1,147)	(108,323)

	As of March 31, 2019
	As previously reported*	Revisions	As revised
Accumulated other comprehensive loss	$(1,022)	$1,147	$125
Retained earnings (accumulated deficit)	(76,314)	(1,147)	(77,461)

	As of June 30, 2019
	As previously reported*	Revisions	As revised
Accumulated other comprehensive loss	$(998)	$1,147	$149
Retained earnings (accumulated deficit)	(90,727)	(1,147)	(91,874)

	As of September 30, 2019
	As previously reported*	Revisions	As revised
Accumulated other comprehensive loss	$(962)	$1,147	$185
Retained earnings (accumulated deficit)	(101,770)	(1,147)	(102,917)

	As of December 31, 2019
	As previously reported*	Revisions	As revised
Accumulated other comprehensive loss	$(966)	$1,147	$181
Retained earnings (accumulated deficit)	(141,091)	(1,147)	(142,238)

	As of March 31, 2020
	As previously reported*	Revisions	As revised
Accumulated other comprehensive loss	$(1,089)	$1,147	$58
Retained earnings (accumulated deficit)	(205,058)	(1,147)	(206,205)

*As previously reported numbers reflect the revised balances for each of the periods as disclosed in the period ended March 31, 2020.

Consolidated Statements of Cash Flows - The revision discussed above impacted the statement of cash flow as follows (in thousands):

	For the three months ended March 31, 2019
	As previously reported	Revisions	As revised
Adjustment to reconcile net cash in operating activities
Other current assets	$(18,661)	$14,219	$(4,442)
Other long-term assets	-	3,286	3,286
Net cash used in operating activities	(25,721)	17,505	(8,216)
Proceeds from sale of business	169,722	(17,505)	152,217
Net cash provided by investing activities	169,290	(17,505	151,785

	For the six months ended June 30, 2019
	As previously reported	Revisions	As revised
Adjustment to reconcile net cash in operating activities
Other current assets	$(16,209)	$14,219	$(1,990)
Other long-term assets	-	3,286	3,286
Net cash used in operating activities	(23,849)	17,505	(6,344)
Proceeds from sale of business	169,722	(17,505)	152,217
Net cash provided by investing activities	168,868	(17,505)	151,363

	For the nine months ended September 30, 2019
	As previously reported	Revisions	As revised
Adjustment to reconcile net cash in operating activities
Other current assets	$(14,974)	$10,938	$(4,036)
Other long-term assets	-	3,286	3,286
Net cash used in operating activities	(14,348)	14,224	(124)
Proceeds from sale of business	169,722	(14,224)	155,498
Net cash provided by investing activities	167,497	(14,224)	153,273

	For the year ended December 31, 2019
	As previously reported	Revisions	As revised
Adjustment to reconcile net cash in operating activities
Other current assets	$(8,359)	$10,938	$2,579
Other long-term assets	1,131	3,286	4,417
Net cash used in operating activities	(18,769)	14,224	(4,545)
Proceeds from sale of business	169,722	(14,224)	155,498
Net cash provided by investing activities	166,937	(14,224)	152,713

	For the three months ended March 31, 2020
	As previously reported	Revisions	As revised
Adjustment to reconcile net cash in operating activities
Other current assets	$6,926	$(3,281)	$3,645
Net cash used in operating activities	(20,496)	(3,281)	(23,777)
Proceeds from sale of business	-	3,281	3,281
Net cash provided by investing activities	41	3,281	3,322

Management evaluated the impact of these errors, individually and in the aggregate, on previously issued financial statements and concluded the impact was not material. Due to the currency translation error, net loss for the year ended December 31, 2015 was originally reported as $13.5 million and would be revised to $14.6 million.

SELLING STOCKHOLDERS

The following table sets forth information as of November 30, 2020 about the beneficial ownership of our common stock by the selling stockholders both before and immediately after the offering.
We believe, based on the information furnished to us, that the selling stockholders have sole voting and investment power with respect to all of the shares of common stock reported, subject to community property laws where applicable, unless otherwise indicated.
The percent of beneficial ownership for the selling stockholders is based on 73,094,901 shares of common stock issued and outstanding as of November 13, 2020.  Unless otherwise stated in the footnotes to the table below and the information incorporated herein by reference, to our knowledge, and based upon information provided by the selling stockholders, none of the selling stockholders has had a material relationship with us other than as a stockholder at any time within the past three years or has ever been one of our officers or directors.
Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares of our common stock as to which a stockholder has sole or shared voting power or investment power, and also any shares of our common stock which the stockholder has the right to acquire within 60 days, including upon exercise of stock options or other rights to purchase shares of our common stock.
The shares of common stock being offered pursuant to this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling stockholders.  After the date of effectiveness, the selling stockholders may have sold or transferred, in transactions covered by this prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of their common stock.
Except as described below, the selling stockholders are neither broker-dealers nor affiliates, as defined in Rule 405, of broker-dealers.  The shares of our common stock being offered by the selling stockholders pursuant to this prospectus were acquired upon the consummation of our acquisition of the ownership interests of JP3 Measurement, LLC, a privately-held data and analytics technology company, on May 18, 2020. The shares of common stock issued in the acquisition were privately placed under Section 4(a)(2) of the Securities Act, and remain subject to certain lock-up restrictions until December 31, 2020. In connection with the acquisition, we entered into a registration rights agreement pursuant to which we agreed to file the registration statement of which this prospectus is a part.
Information about the selling stockholders may change over time.  Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

	Shares Beneficially Owned Prior to this Offering		Shares Offered by this Prospectus	Shares Beneficially Owned After this Offering
Name of Selling Stockholder	Number	Percent		Number	Percent
Matthew Ray Thomas(1)	300,401	*	223,651	76,750	*
John Trust(2)	380,005	*	380,005	0	—
San Ambrosia Investments, Ltd. (3)	1,018,329	1.39%	1,018,329	0	—
Justin William Little(4)	153,006	*	153,006	0	—
Jacey Lee Little Trust(5)	101,926	*	101,926	0	—
John Wolfe(6)	195,219	*	195,219	0	—
Entities affiliated with Douglas Maund (7)	2,799,899	3.83%	2,799,899	0	—
Cardroth Equity, LLC(8)	984,752	1.35%	984,752	0	—
J.W. Sauder Trust(9)	373,161	*	373,161	0	—
JWT Resources I Ltd.(10)	86,294	*	86,294	0	—
Joe Little(11)	321,941	*	321,941	0	—
LOOFA Investments LLC(12)	2,078,708	2.84%	2,078,708	0	—
Tippett Family Limited Partnership(13)	86,294	*	86,294	0	—
John Sauder(14)	51,740	*	51,740	0	—
The Dos Rios Trust(15)	177,547	*	177,547	0	—
Passel Ltd(16)	1,344,661	1.84%	1,344,661	0	—
Six Mountain Partners, LP(17)	347,158	*	347,158	0	—
DWDTHD Land No.1, LLC(18)	146,863	*	146,863	0	—
Kevin W. Brown(19)	109,918	*	28,285	0	—
Joseph Paul Little III(20)	610,561	*	600,561	10,000	*

* Less than 1%.
(1) The number of shares of common stock being offered includes 73,246 shares that are subject to and are currently held in escrow pursuant to the terms of the JP3 Measurement, LLC purchase agreement. Mr. Thomas was our EVP, Data Analytics/President, JP3 until November 13, 2020.
(2) The number of shares of common stock being offered includes 82,801 shares that are subject to and are currently held in escrow pursuant to the terms of the JP3 Measurement, LLC purchase agreement.
(3) The number of shares of common stock being offered includes 221,888 shares that are subject to and are currently held in escrow pursuant to the terms of the JP3 Measurement, LLC purchase agreement.
(4) The number of shares of common stock being offered includes 33,339 shares that are subject to and are currently held in escrow pursuant to the terms of the JP3 Measurement, LLC purchase agreement.
(5) The number of shares of common stock being offered includes 22,209 shares that are subject to and are currently held in escrow pursuant to the terms of the JP3 Measurement, LLC purchase agreement.
(6) The number of shares of common stock being offered includes 42,537 shares that are subject to and are currently held in escrow pursuant to the terms of the JP3 Measurement, LLC purchase agreement.

(7) Represents (a) 276,856 shares of common stock held by Jennifer Lynn Maund 2008 Trust (“JLMT”), of which 60,325 shares are subject to and are currently held in escrow pursuant to the terms of the JP3 Measurement, LLC purchase agreement, (b) 276,856 shares of common stock held by Megan Maund Houser 2008 Trust (“MMHT”), of which 60,325 shares are subject to and are currently held in escrow pursuant to the terms of the JP3 Measurement, LLC purchase agreement, (c) 276,856 shares of common stock held by Erik Charles Maund 2008 Trust (“ECMT”), of which 60,325 shares are subject to and are currently held in escrow pursuant to the terms of the JP3 Measurement, LLC purchase agreement and (d) 1,969,331 shares of common stock held by Maund Family LTD Partnership (“MF LP”), of which 429,107 shares are subject to and are currently held in escrow pursuant to the terms of the JP3 Measurement, LLC purchase agreement. Douglas Maund is the sole trustee of each of JLMT, MMHT and ECMT, and the managing member of the general partner of MF LP, and, therefore, is deemed to have sole voting and investment power over the securities held by each of JLMT, MMHT, ECMT and MF LP.
(8) The number of shares of common stock being offered includes 214,572 shares that are subject to and are currently held in escrow pursuant to the terms of the JP3 Measurement, LLC purchase agreement.
(9) The number of shares of common stock being offered includes 81,310 shares that are subject to and are currently held in escrow pursuant to the terms of the JP3 Measurement, LLC purchase agreement.
(10) The number of shares of common stock being offered includes 18,803 shares that are subject to and are currently held in escrow pursuant to the terms of the JP3 Measurement, LLC purchase agreement.
(11) The number of shares of common stock being offered includes 70,149 shares that are subject to and are currently held in escrow pursuant to the terms of the JP3 Measurement, LLC purchase agreement.
(12) The number of shares of common stock being offered includes 452,939 shares that are subject to and are currently held in escrow pursuant to the terms of the JP3 Measurement, LLC purchase agreement. Thomas H. Daniel is a manager of LOOFA Investments, LLC. The number of shares of common stock does not include the shares held by Six Mountain Partners, LP (of which Mr. Daniel is the Manager of the general partner) or DWDTHD Land No. 1, LLC (of which Mr. Daniel is an executive officer).
(13) The number of shares of common stock being offered includes 18,803 shares that are subject to and are currently held in escrow pursuant to the terms of the JP3 Measurement, LLC purchase agreement.
(14) The number of shares of common stock being offered includes 11,274 shares that are subject to and are currently held in escrow pursuant to the terms of the JP3 Measurement, LLC purchase agreement. Does not include the shares held by J.W. Sauder Trust (of which Mr. Sauder is a beneficiary), John Trust (of which Mr. Sauder is a co-trustee and beneficiary) and Passel Ltd (of which Mr. Sauder is the President of the general partner).
(15) The number of shares of common stock being offered includes 38,686 shares that are subject to and are currently held in escrow pursuant to the terms of the JP3 Measurement, LLC purchase agreement.
(16) The number of shares of common stock being offered includes 292,994 shares that are subject to and are currently held in escrow pursuant to the terms of the JP3 Measurement, LLC purchase agreement.
(17) The number of shares of common stock being offered includes 75,644 shares that are subject to and are currently held in escrow pursuant to the terms of the JP3 Measurement, LLC purchase agreement.
(18) The number of shares of common stock being offered includes 32,000 shares that are subject to and are currently held in escrow pursuant to the terms of the JP3 Measurement, LLC purchase agreement.
(19) The number of shares of common stock being offered includes (a) 6,163 shares that are subject to and are currently held in escrow pursuant to the terms of the JP3 Measurement, LLC purchase agreement and (b) 81,633 shares of restricted stock that vest at the Company’s next annual stockholders’ meeting. Kevin W. Brown serves on our board of directors.

(20) The number of shares of common stock being offered includes 600,561 shares that are subject to and are currently held in escrow pursuant to the terms of the JP3 Measurement, LLC purchase agreement. Mr. Little is currently employed by the Company.

PLAN OF DISTRIBUTION
Sales of Our Common Stock by Selling Stockholders
As of the date of this prospectus, we have not been advised by any selling stockholder as to any plan of distribution. The selling stockholders may choose not to sell any common stock. The common stock offered by this prospectus may be sold from time to time to purchasers:
•directly by the selling stockholders or their successors, which includes their donees, pledgees, assignees, or transferees or other successors-in-interest; or
•through underwriters, broker-dealers, or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling stockholders or the purchasers of the common stock. These discounts, concessions, or commissions may be in excess of those customary in the types of transactions involved.
The selling stockholders reserve the right to accept and, together with their agents, to reject, any proposed purchases of common stock to be made directly or through agents.
The selling stockholders and any underwriters, broker-dealers, or agents who participate in the sale or distribution of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act. If a selling stockholder is a registered broker-dealer, such selling stockholder will be deemed to be an underwriter. If a selling stockholder is deemed to be an underwriter, any profits on the sale of the common stock by the selling stockholder and any discounts, commissions or agent’s commissions or concessions received by such selling stockholder may be deemed to be underwriting discounts and commissions under the Securities Act. If a selling stockholder is deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, such selling stockholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters are subject to certain statutory liabilities, including, but not limited to, Sections 11, 12, and 17 of the Securities Act.
The common stock may be sold in one or more transactions at:
•fixed prices;
•prevailing market prices at the time of sale;
•prices related to such prevailing market prices;
•varying prices determined at the time of sale; or
•negotiated prices.
These sales may be effected in one or more transactions:
•on any national securities exchange or quotation on which the common stock may be listed or quoted at the time of the sale;
•in the over-the-counter market;
•in transactions other than on such exchanges or services or in the over-the-counter market;
•through the writing of options (including the issuance by the selling stockholder of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;
•through the settlement of short sales; or
•through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.
In connection with sales of the common stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions which in turn may:
•engage in short sales of the common stock in the course of hedging their positions;
•sell the common stock short and deliver the common stock to close out short positions;
•loan or pledge the common stock to broker-dealers or other financial institutions that in turn may sell the common stock;
•enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the common stock, which the broker-dealer or other financial institution may resell under this prospectus; or
•enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.
The selling stockholders may from time to time transfer, pledge, assign, or grant a security interest in some or all the shares of common stock respectively owned by them and, if they default in the performance of their secured obligations, the transferees, pledgees, assignees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the transferee, pledgee, assignee, or other successors in interest as selling stockholders under this prospectus.
To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholders and any underwriter, broker-dealer, or agent regarding the sale of the common stock by the selling stockholders.
Our common stock is listed on the New York Stock Exchange under the symbol “FTK.”
There can be no assurance that the selling stockholders will sell any or all of the common stock under this prospectus. Further, we cannot assure you that the selling stockholders will not transfer, devise, or gift the common stock by other means not described in this prospectus. In addition, any common stock covered by this prospectus that qualifies for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than under this prospectus. The common stock covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus.
The common stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification is available and complied with.
The selling stockholders and any other person participating in the sale of the common stock will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular common stock being distributed. This may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

WHERE YOU CAN FIND MORE INFORMATION
We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, current reports, proxy statements, and other information with the SEC. Our SEC filings are available to you on the SEC’s website at www.sec.gov. Our website address is www.flotekind.com. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus or any prospectus supplement.
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities that may be offered under this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. For further information about us and our securities, please see the registration statement and our other filings with the SEC, including our annual, quarterly, and current reports and proxy statements.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon a request for such information in writing or by telephone, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:
Corporate Secretary
Flotek Industries, Inc.
8846 N. Sam Houston Parkway W.
Houston, Texas 77064
(713) 849-9911

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” certain information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must carefully review all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. However, we undertake no obligation to update or revise any statements we make, except as required by law.
This prospectus incorporates by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed, including information furnished under Item 2.02 or Item 7.01 of Form 8-K and any corresponding information furnished with respect to such Items under Item 9.01 or as an exhibit) prior to the termination of the offering covered by this prospectus and any prospectus supplement:
•the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 6, 2020;
•the Company’s Amendment No. 1 to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2019, filed with the SEC on March 16, 2020;
•the Company’s Amendment No. 2 to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2019, filed with the SEC on June 11, 2020;
•the Company’s Definitive Proxy Statement filed with the SEC on April 3, 2020 (to the extent the information therein is incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019);
•the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, filed with the SEC on June 12, 2020;
•the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020, filed with the SEC on August 17, 2020;
•the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020, filed with the SEC on November 16, 2020;

•the Company’s Current Reports on Form 8-K, filed with the SEC on January 6, 2020, January 13, 2020, March 3, 2020, March 9, 2020, March 17, 2020, March 31, 2020, April 3, 2020, April 13, 2020, April 17, 2020, May 7, 2020, May 19, 2020, May 29, 2020, June 12, 2020, June 16, 2020, June 22, 2020, June 29, 2020, July 31, 2020, August 6, 2020, November 12, 2020 and November 17, 2020 (except, in each case, any information, including exhibits, furnished to the SEC pursuant Items 2.02 and 7.01); and
•the description of the Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-13270), filed with the SEC on December 26, 2007, including any amendment or report filed for the purpose of updating such description.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

LEGAL MATTERS
The validity of any securities offered from time to time by this prospectus and any related prospectus supplement will be passed upon for us by Norton Rose Fulbright US LLP, Houston, Texas. Any underwriters, dealers, or agents will be advised about other issues relating to any offering by their own legal counsel named in the applicable prospectus supplement.

EXPERTS
Our consolidated financial statements as of December 31, 2019 and 2018, and for each of the three years in the period ended December 31, 2019, and the effectiveness of internal control over financial reporting as of December 31, 2019, have been incorporated by reference herein in reliance upon the report (which report expresses an unqualified opinion on such consolidated financial statements, includes an explanatory paragraph relating to a change in accounting principle, and expresses an adverse opinion on our internal control over financial reporting) of Moss Adams LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

11,500,000 Shares of Common Stock Offered by Selling Stockholders FLOTEK INDUSTRIES, INC. _______________________ PROSPECTUS _______________________ November 30, 2020

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.
Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions. The selling stockholders will not bear any portion of the below expenses.

SEC Registration fee	$2,672.40
FINRA filing fees	*
Printing expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent’s fees and expenses	*
Miscellaneous fees and expenses	*
Total	*

*These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.
The Company is incorporated in the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the rights of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. Section 145 further provides that a corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.
Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for payments of unlawful dividends or unlawful stock purchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. In accordance with Section 102(b)(7) of the DGCL, our Amended and Restated Certificate of Incorporation, as amended, contains a provision that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty, subject to the limitations of Section 102(b)(7).

Furthermore, our Amended and Restated Certificate of Incorporation, as amended, and our Second Amended and Restated Bylaws: (i) provide for the indemnification of our directors and officers to the fullest extent permitted by applicable law; (ii) provide that the right to indemnification includes the right to be paid or reimbursed by us for the reasonable expenses incurred in advance of a proceeding’s final disposition; (iii) provide that the Company may pay or reimburse expenses incurred by a director or officer in connection with their appearance as a witness or other participation in a proceeding at a time when they are not a named defendant or respondent in the proceeding; and (iv) provide that the Company may purchase insurance by us to protect us and any person who is or was serving as our director, officer, employee, or agent. The Company maintains insurance policies that provide coverage to our directors and officers against certain liabilities.
The foregoing description of the Company’s Amended and Restated Certificate of Incorporation, as amended, the Company’s Second Amended and Restated Bylaws, the DGCL, and agreements providing for indemnification is not intended to be exhaustive and is qualified in its entirety by reference to the Amended and Restated Certificate of Incorporation, as amended, the Second Amended and Restated Bylaws, such agreements, as filed with the SEC, and to such statutory provisions.

Item 16. Exhibits.
EXHIBIT INDEX
The following is a list of exhibits filed as part of this registration statement.

Exhibit	Description
1.1*	Form of Underwriting Agreement
2.1
Membership Interest Purchase Agreement, dated as of May 18, 2020, by and between the Company, JP3 Measurement, LLC, the Sellers party thereto, and John A. Cardwell, as Seller Representative) (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 19, 2020).

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007).
3.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009).

3.3
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Flotek Industries, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 7, 2020).

3.4	Second Amended and Restated Bylaws, dated October 11, 2017 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 17, 2017).
4.1	Form of Certificate of Common Stock (incorporated by reference to Appendix E to the Company’s Definitive Proxy Statement filed on September 27, 2001).
5.1**	Opinion of Norton Rose Fulbright US LLP
23.1**	Consent of Norton Rose Fulbright US LLP (included in Exhibit 5.1)
23.2**	Consent of Independent Registered Public Accounting Firm (Moss Adams LLP)
24.1**	Power of Attorney (included on the signature page hereto)
*    To be filed if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.
**    Filed herewith.

Item 17. Undertakings
(a)The undersigned registrant hereby undertakes:
(i)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(1)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(2)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(3)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(ii)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(iii)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(iv)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(a)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(b)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time    of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual or transition report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)The undersigned registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(d)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 30, 2020.
FLOTEK INDUSTRIES, INC.

By:    /s/ John W. Gibson, Jr.
Name:    John W. Gibson, Jr.
Title:    President, Chief Executive Officer, and Chairman of the Board (Principle Executive Officer)
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John W. Gibson, Jr. and Nicholas J. Bigney, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including any and all post-effective amendments) to this registration statement on Form S-3 and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURES	TITLE	DATE
/s/ John W. Gibson Jr. John W. Gibson, Jr.	President, Chief Executive Officer, and Chairman of the Board (Principal Executive Officer)	November 30, 2020
/s/ Michael E. Borton Michael E. Borton	Chief Financial Officer (Principal Financial and Accounting Officer)	November 30, 2020
/s/ Michelle M. Adams Michelle M. Adams	Director	November 30, 2020
/s/ Harsha V. Agadi Harsha V. Agadi	Director	November 30, 2020
/s/ Kevin W. Brown Kevin W. Brown	Director	November 30, 2020
/s/ Ted D. Brown Ted D. Brown	Director	November 30, 2020
/s/ Michael Fucci Michael Fucci	Director	November 30, 2020
/s/ Paul W. Hobby Paul W. Hobby	Director	November 30, 2020
/s/ David Nierenberg David Nierenberg	Director	November 30, 2020